UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 15, 2004

FLEETBOSTON FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

RHODE ISLAND

(State or other jurisdiction of incorporation)

1-6366	05-0341324
(Commission File Number)	(IRS Employer Identification No.)

100 Federal Street, Boston, MA	02110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 617-434-2200

(Former name or former address, if changed since last report)

Item 5.	Other Events and Regulation FD Disclosure.

On January 15, 2004, FleetBoston Financial Corporation (FleetBoston) issued a press release announcing its earnings for the full year and quarter ended December 31, 2003. A copy of that press release is incorporated by reference as an exhibit to this report and is incorporated by reference herein.

Earlier today, on a conference call, FleetBoston Executive Vice President and Chief Financial Officer Robert C. Lamb, Jr. stated that he was comfortable that FleetBoston could achieve the current average of analyst expectations of net income per common share of approximately $2.76 for full year 2004, and that FleetBoston’s 2004 results could exceed this expectation, if economic conditions continue to improve.

Item 7.	Financial Statements and Exhibits.

	Exhibit No.	Description

	Exhibit 99.1	Press Release dated January 15, 2004 announcing the full year and fourth quarter 2003 earnings (incorporated by reference to FleetBoston’s filing pursuant to Rule 425 under the Securities Act of 1933, filed with the SEC on January 15, 2004).

	Exhibit 99.2	Supplemental financial information prepared for use on January 15, 2004 in connection with the fourth quarter 2003 earnings release.

Item 12.	Results of Operations and Financial Condition.

The information provided in Item 5 of this report is hereby incorporated by reference. In addition, on January 15, 2004, FleetBoston held a telephonic investor conference call and simultaneous audio webcast to discuss its earnings for the fourth quarter of 2003. The supplemental financial information prepared for use during this conference call and webcast is furnished as Exhibit 99.2 to this report and is incorporated by reference herein. In accordance with FleetBoston’s previously established practice, both the press release announcing fourth quarter 2003 earnings and the supplemental financial information have been posted on the Investor Relations section of FleetBoston’s website at www.fleet.com. FleetBoston’s website address has been included as an inactive textual reference only. Information on FleetBoston’s website is not part of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Corporation has duly caused this report to be signed in its behalf by the undersigned hereunto duly authorized.

FLEETBOSTON FINANCIAL CORPORATION

By:	/s/ Ernest L. Puschaver
Ernest L. Puschaver
Chief Accounting Officer

Dated: January 15, 2004